UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

Flagstone Reinsurance Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crawford House, 23 Church Street, Hamilton HM 11, Bermuda
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (441) 278-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The agreements filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 were entered into with parties that are related to Flagstone Reinsurance Holdings Limited  (the “Company”). The Company believes that the terms of each of the transactions was on terms no less favorable to the Company than the Company could have obtained from unrelated parties. The Company described the relationships between the Company or its affiliates and the parties and the the terms and conditions in its definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2008 and in its annual report on Form 10-K filed with the SEC on March 13, 2009, each of which is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

Exhibit No.	Description
10.1	Share Purchase Agreement between Flagstone Leasing Services Limited and Mark Byrne dated as of August 22, 2007.
10.2
Share Purchase Agreement among Flagstone Leasing Services Limited, Mark Byrne, Haverford (Bermuda) Ltd., West End Capital Management (Bermuda) LTD. and Flagstone Leasing Services Limited dated as of August 23, 2007.

10.3	Amalgamation Agreement between Longtail Aviation International Limited and Longtail Aviation Limited dated as of August 29, 2007.
10.4	Lease Agreement among Gibbons Management Services Limited, West End Capital Management (Bermuda) Limited and Eyepatch Holdings Limited dated as of February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Date: September 15, 2009	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement between Flagstone Leasing Services Limited and Mark Byrne dated as of August 22, 2007.
10.2
Share Purchase Agreement among Flagstone Leasing Services Limited, Mark Byrne, Haverford (Bermuda) Ltd., West End Capital Management (Bermuda) LTD. and Flagstone Leasing Services Limited dated as of August 23, 2007.

10.3	Amalgamation Agreement between Longtail Aviation International Limited and Longtail Aviation Limited dated as of August 29, 2007.
10.4	Lease Agreement among Gibbons Management Services Limited, West End Capital Management (Bermuda) Limited and Eyepatch Holdings Limited dated as of February 10, 2006.